EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned parties hereby agree that this Statement on Schedule 13G filed herewith, and any amendments thereto filed hereafter by any of the undersigned parties, relating to the Class A ordinary shares, no par value, of Taboola.com Ltd., is being (and will be, in the case of amendments hereto) filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, on behalf of each such person.

PITANGO VENTURE CAPITAL FUND VI, L.P.

By: Pitango V.C. Fund VI, L.P., its General Partner
By: Pitango G.P. Capital Holdings Ltd., its general partner

By:	/s/ Zeev Binman
Name: Zeev Binman
Title: Managing Director

By:	/s/ Chemi Peres
Name: Chemi Peres
Title: Managing Director

Date: February 14, 2022

PITANGO VENTURE CAPITAL FUND VI-A, L.P.

By: Pitango V.C. Fund VI, L.P., its General Partner
By: Pitango G.P. Capital Holdings Ltd., its general partner

By:	/s/ Zeev Binman
Name: Zeev Binman
Title: Managing Director

By:	/s/ Chemi Peres
Name: Chemi Peres
Title: Managing Director

Date: February 14, 2022

PITANGO VENTURE CAPITAL PRINCIPALS FUND VI, L.P.

By: Pitango V.C. Fund VI, L.P., its General Partner
By: Pitango G.P. Capital Holdings Ltd., its general partner

By:	/s/ Zeev Binman
Name: Zeev Binman
Title: Managing Director

By:	/s/ Chemi Peres
Name: Chemi Peres
Title: Managing Director

Date: February 14, 2022

PITANGO V.C. FUND VI, L.P.

By: Pitango G.P. Capital Holdings Ltd., its general partner

By:	/s/ Zeev Binman
Name: Zeev Binman
Title: Managing Director

By:	/s/ Chemi Peres
Name: Chemi Peres
Title: Managing Director

Date: February 14, 2022